UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      October 29, 2003

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99.03  Text of press release dated October 29, 2003.


ITEM 12. Disclosure of Results of Operations and Financial Condition

     On October 29, 2003, Monarch Casino & Resort, Inc. (the "Company") issued a press release announcing the Company's earnings for the third quarter ended September 30, 2003. The earnings press release is attached as Exhibit 99.03 to this Form 8-K.

     The earnings release contains non-GAAP financial measures. For purposes of regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the Statement of Income, Balance Sheet or Statement of Cash Flows (or equivalent statements) of the issuer, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable financial measures.

     EBITDA is presented in the earnings release because management believes that it is of interest to its investors and is frequently used by analysts and others in the evaluation of companies in our industry.

     "EBITDA" consists of net income plus provision for income taxes, other expenses (income) and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.














                                     -2-
                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.
                                          (Registrant)


Date:    October 30, 2003                   By:  /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary











































                                     -3-
                                                                 Exhibit 99.03

                                PRESS RELEASE

            MONARCH CASINO & RESORT, INC. ACHIEVES RECORD REVENUES AND EARNINGS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2003

     RENO, NV-October 29, 2003- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced record net income, earnings per share, casino revenues and net revenues for the third quarter ended September 30, 2003. Net income for the Company increased 5.7% to $3,665,814, or $0.39 per share (diluted), for the third quarter ended September 30, 2003, compared to $3,467,460, or $0.36 per share (diluted), for the third quarter ended September 30, 2002. The Company also reported casino revenues of $19,893,383 for the quarter, an increase of 4.8% over the $18,979,642 in the third quarter of 2002. The increase in casino revenues was partially attributable to an increase in slot machine win, as well as improved Keno and poker room revenues. Net revenues reached record highs for the 2003 third quarter, increasing 2.6% over last year's third quarter. Contributing to the record net revenues were increases in food and beverage (3.6%) and other (18.8%) revenue centers over the third quarter of 2002. Hotel revenues suffered a slight decrease of 1.3% in the third quarter ended September 30, 2003 as compared to the third quarter ended September 30, 2002. EBITDA (1), meanwhile, remained relatively unchanged in the third quarter ended September 30, 2003 as compared to the third quarter ended September 30, 2002, declining $36,376 from $8,834,010 in the 2002 third quarter to $8,797,634 in the 2003 third quarter.

     John Farahi, Co-chairman and Chief Executive Officer of Monarch commented on the results: "Once again, we achieved record numbers despite continued tightness in the Reno market. This, I believe, speaks for the quality and location of our product as well as the strength of our management staff and the friendliness of our employees. We also continued our aggressive approach in reducing our debt load: we payed down our debt by $4.8 million during the third quarter of 2003, and by $11.9 million since December 31, 2002. Our record earnings were driven by a 35% reduction in interest and stockholder guarantee fee expenses over last year's third quarter. Our operating income was flat in the third quarter amid tightness in the local market and increased gaming taxes. This increase in the gaming tax rate took effect August 1, 2003, and had a $138 thousand impact on our bottom line." Mr. Farahi added, "we could not have achieved our results if not for the strong efforts of the entire Atlantis team and the continued loyalty of our guests."

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center, which completed a $105 million expansion and renovation in August 2002. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities. It is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed

                                     -4-
     Atlantis features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,500 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) market share of the Company operations, (iii) the financial benefits that may result from future operations (iv) the and recent opening and impact on operations of the expanded convention center. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.


Contacts:  Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
           Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

   For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.



































                                     -5-
                        Monarch Casino & Resort, Inc.
                 Condensed Consolidated Statements of Income

                                         Three Months Ended            Nine Months Ended
                                            September 30,                 September 30,
                                    --------------------------    --------------------------
                                        2003          2002            2003          2002
                                    ------------  ------------    ------------  ------------
                                     (unaudited)   (unaudited)     (unaudited)   (unaudited)
Revenues
  Casino........................... $ 19,893,383  $ 18,979,642    $ 56,247,540  $ 53,376,299
  Food and beverage................    9,146,124     8,826,254      26,093,733    25,202,895
  Hotel............................    6,259,807     6,344,964      16,483,022    15,651,826
  Other............................    1,169,165       984,037       3,040,978     2,753,073
                                    ------------  ------------    ------------  ------------
     Gross revenues................   36,468,479    35,134,897     101,865,273    96,984,093
  Less promotional allowances......   (5,021,786)   (4,483,316)    (14,178,582)  (12,907,439)
                                    ------------  ------------    ------------  ------------
     Net revenues..................   31,446,693    30,651,581      87,686,691    84,076,654
                                    ------------  ------------    ------------  ------------
Operating expenses
  Casino...........................    7,550,337     6,982,318      22,035,163    20,358,504
  Food and beverage................    4,530,680     4,642,013      13,129,591    13,186,634
  Hotel............................    1,846,802     1,803,069       5,231,101     4,899,231
  Other............................      357,879       329,748         971,121       947,676
  Selling, general and
   administrative..................    8,363,361     8,060,423      24,478,855    22,462,330
  Depreciation and amortization....    2,611,621     2,618,077       7,928,450     7,721,347
                                    ------------  ------------    ------------  ------------
     Total operating expenses......   25,260,680    24,435,648      73,774,281    69,575,722
                                    ------------  ------------    ------------  ------------
     Income from operations........    6,186,013     6,215,933      13,912,410    14,500,932
                                    ------------  ------------    ------------  ------------
Other expenses
  Interest expense.................      372,063       647,346       1,244,145     2,122,107
  Stockholder guarantee fee expense      250,334       315,027         792,613     1,000,405
  Other............................           -             -               -        225,000
                                    ------------  ------------    ------------  ------------
     Total other expenses..........      622,397       962,373       2,036,758     3,347,512
                                    ------------  ------------    ------------  ------------
     Income before income taxes....    5,563,616     5,253,560      11,875,652    11,153,420
Provision for income taxes.........    1,897,802     1,786,100       4,040,802     3,848,710
                                    ------------  ------------    ------------  ------------
     Net income.................... $  3,665,814  $  3,467,460    $  7,834,850  $  7,304,710
                                    ============  ============    ============  ============

Earnings per share of common stock
   Net income
    Basic.......................... $       0.39  $       0.37    $       0.84  $       0.77
    Diluted........................ $       0.39  $       0.36    $       0.83  $       0.77

Weighted average number of common
   shares and potential common
   shares outstanding
    Basic..........................    9,339,567     9,468,880       9,379,446     9,452,279
    Diluted........................    9,373,006     9,529,212       9,411,771     9,494,602









                                     -6-
                        Monarch Casino & Resort, Inc.
                    Condensed Consolidated Balance Sheets

                                                    September 30,     December 31,
                                                        2003             2002
                                                    -------------    -------------
                                                     (Unaudited)
ASSETS

Current assets
  Cash............................................  $   9,875,676    $   9,961,484
  Receivables, net................................      2,607,884        2,724,726
  Inventories.....................................      1,233,625          993,260
  Prepaid expenses................................      2,538,101        2,138,084
  Prepaid federal income taxes....................        278,278          176,321
  Deferred income taxes...........................        542,457          492,457
                                                    -------------    -------------
     Total current assets.........................     17,076,021       16,310,011
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,191,371
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................      6,304,642        6,262,903
  Furniture, fixtures and equipment...............     59,839,989       58,086,570
                                                    -------------    -------------
                                                      158,666,612      156,835,912
  Less accumulated depreciation and amortization..    (62,027,745)     (55,985,653)
                                                    -------------    -------------
     Net property and equipment...................     96,638,867      100,850,259
                                                    -------------    -------------
Other assets, net.................................        175,790          319,817
                                                    -------------    -------------
     Total assets.................................  $ 113,890,678    $ 117,480,087
                                                    =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current maturities of long-term debt............  $  48,409,923    $   8,279,095
  Accounts payable................................      5,883,950        6,227,124
  Accrued expenses................................      5,643,688        6,146,440
  Federal income taxes payable....................      1,947,800               -
                                                    -------------    -------------
     Total current liabilities....................     61,885,361       20,652,659

Long-term debt, less current maturities...........             -        52,000,000

Deferred income taxes.............................      5,053,587        4,526,744

Commitments and contingencies

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 9,536,275 issued;
   9,336,995 outstanding at 06/30/2003,
   9,474,830 outstanding at 12/31/2002............         95,363           95,363
  Additional paid-in capital......................     17,432,635       17,381,517
  Treasury stock,
   199,280 shares at 06/30/2003, 61,445 shares
   at 12/31/2002, at cost.........................     (1,437,614)        (202,692)
  Retained earnings...............................     30,861,346       23,026,496
                                                    -------------    -------------
     Total stockholders' equity...................     46,951,730       40,300,684
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 113,890,678    $ 117,480,087
                                                    =============    =============

                                     -7-

                        Monarch Casino & Resort, Inc.
                  Reconciliation of Net Income to EBITDA (1)

                                       Three Months Ended           Nine Months Ended
                                          September 30,               September 30,
                                     -----------------------     ------------------------
                                        2003        2002            2003         2002
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $3,665,814  $3,467,460      $ 7,834,850   $7,304,710
Adjustments:
  Provision for income taxes.......   1,897,802   1,786,100        4,040,802    3,848,710
  Stock transaction expense........           -           -                -      225,000
  Interest expense.................     622,397     962,373        2,036,758    3,122,512
  Depreciation and amortization....   2,611,621   2,618,077        7,928,450    7,721,347
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $8,797,634  $8,834,010      $21,840,860  $22,222,279
                                     =========== ===========     ===========  ===========

     (1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income) and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.

























                                     -8-